Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

For Tender of Shares of Common Stock

of

Document Sciences Corporation

at a Price of

Not Greater Than $6.50 per Share

Nor Less Than $6.00 Per Share

Pursuant to the Offer to Purchase

Dated May 17, 2007

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JUNE 15, 2007, UNLESS THE OFFER IS EXTENDED.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR SHARES OF COMMON STOCK, TO U.S. STOCK TRANSFER CORPORATION (THE “DEPOSITARY”) AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DOCUMENT SCIENCES CORPORATION, OR D.F. KING & CO., INC. (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

The instructions in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

The Depositary for the Offer is:

U.S. Stock Transfer Corporation

By Mail and Overnight Courier:

Attn: Document Sciences Corporation Dutch Auction

1745 Gardena Avenue

Glendale, California 91204-2991

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Holder(s) (if blank, please fill in exactly as name(s) appear(s) on certificate(s))	Shares Tendered (Attach additional list, if necessary—See Instruction 3)
	Certificate Number(s)*	Total Number of Shares Represented by Certificate*	Number of Shares Tendered**

Total Shares Tendered:

*       Need not be completed if transfer is to be made by book-entry transfer.

**     Unless otherwise indicated, it will be assumed that all shares represented by each certificate are being tendered. See Instruction 4.

READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 16.

1st:	2nd:	3rd:
4th:	5th:

☐	Lost Certificates. I have lost my certificate(s) for shares and require assistance in replacing the shares. (See Instruction 13).

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW OR APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8.

This Letter of Transmittal is to be used either if certificates for shares of the Common Stock, par value $0.001 per share (the “Common Stock”), being tendered are to be forwarded with this Letter of Transmittal or, unless an Agent’s Message (defined below) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company, which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated May 17, 2007 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Tendering stockholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their shares and all other documents required by this Letter of Transmittal to the Depositary by 5:00 p.m., New York City time, on June 15, 2007 (as this time may be extended at any time or from time to time by Document Sciences Corporation (the “Purchaser”), in Purchaser’s sole discretion in accordance with the terms of the Offer, the “Expiration Date”). Tendering stockholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

Your attention is directed in particular to the following:

1.	If you want to retain the shares of Common Stock you own, you do not need to take any action.

2.	If you want to participate in the Offer and wish to maximize the chance that Purchaser will accept for payment all of the shares you are tendering by this Letter of Transmittal, you should check the box marked “Shares Tendered At Price Determined Under The Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the purchase price determined in the Offer, your shares will be deemed to be tendered at the minimum price of $6.00 per share for purposes of determining the Final Purchase Price. You should understand that this election may effectively lower the Final Purchase Price and could result in your shares being purchased at the minimum price of $6.00 per share.

3.	If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered At Price Determined By Stockholder” below and complete the other portions of this Letter of Transmittal as appropriate.

METHOD OF DELIVERY

☐        CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE ENCLOSED HEREWITH.

☐        CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐        CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES OUTLINED IN SECTION 3 OF THE OFFER TO PURCHASE AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders shares at the purchase price as shall be determined by Purchaser in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Document Sciences Corporation will accept for payment all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Document Sciences Corporation in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s shares being deemed to be tendered at the minimum price of $6.00 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $6.00.

(2)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders shares of Common Stock at the price checked. The undersigned understands that this action could result in Document Sciences Corporation purchasing none of the shares tendered hereby if the purchase price determined by Document Sciences Corporation for the shares is less than the price checked below.

☐	$6.00	☐	$6.30
☐	$6.05	☐	$6.35
☐	$6.10	☐	$6.40
☐	$6.15	☐	$6.45
☐	$6.20	☐	$6.50
☐	$6.25

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 3 of the Offer to Purchase, at more than one price.

ODD LOTS

(See Instruction 15)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares beneficially owned by each such person.

CONDITIONAL TENDER

(See Instruction 14)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares indicated below is purchased by Purchaser pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and Purchaser urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, Purchaser may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

LOST OR DESTROYED CERTIFICATE(S)

IF ANY STOCK CERTIFICATE REPRESENTING SHARES THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT THE DEPOSITARY AT (818) 502-1404 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT THE DEPOSITARY IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 13.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To U.S. Stock Transfer Corporation:

The undersigned hereby tenders to Document Sciences Corporation, a Delaware Corporation (the “Purchaser”), the above-described shares (the “Shares”) of Document Sciences Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), at the price per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated May 17, 2007 (as amended or supplemented from time to time, the “Offer to Purchase”) and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, the Shares in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all the Shares and irrevocably constitutes and appoints U.S. Stock Transfer Corporation (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares, to: (a) deliver certificates for such Shares or transfer ownership of such Shares on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of Purchaser upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such Shares; (b) present such Shares for cancellation and transfer on Document Sciences Corporation’s books; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares and, when the same are accepted for payment, Purchaser will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the Shares, and the same will not be subject to any adverse claim or right. The undersigned will, upon request by the Depositary or Purchaser, execute any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares (and any and all such other shares or other securities or rights), all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.	the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; Purchaser’s acceptance of the Shares will constitute a binding agreement between the undersigned and Purchaser on the terms and subject to the conditions of the Offer;

2.

it is a violation of Rule 14e–4 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Date, which is defined as 5:00 p.m., New York City time, on June 15, 2007 (as this time may be extended at any time or from time to time by Purchaser in its sole discretion in accordance with the terms of the offer), such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to Purchaser within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to Purchaser within the period specified in the Offer. Exchange Act Rule 14e–4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to Purchaser that (y) such stockholder has a “net long position” in shares or Equivalent Securities being tendered within the meaning of Rule 14e–4, and (z) such tender of shares complies with Rule 14e–4. Purchaser’s acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and Purchaser upon the terms and subject to the conditions of the Offer;

3.	Purchaser will, upon the terms and subject to the conditions of the Offer, determine a single per share price (the “Final Purchase Price”), not greater than $6.50 nor less than $6.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn from the Offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders;

4.	the Final Purchase Price will be the lowest purchase price not greater than $6.50 nor less than $6.00 per share that will allow Purchaser to purchase 850,000 shares or such lesser number of shares as are properly tendered and not properly withdrawn;

5.	Purchaser reserves the right, in its sole discretion, to purchase more than 850,000 shares in the Offer, and/or to amend the maximum aggregate purchase price, or to amend the Offer in any other respect, subject to applicable law;

6.	all shares properly tendered prior to the Expiration Date at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the “odd lot” priority, proration (because more than the number of shares sought are properly tendered) and conditional tender provisions described in the Offer to Purchase;

7.	Purchaser will return at its expense all shares it does not purchase, including shares tendered at prices greater than the Final Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Date;

8.	under the circumstances set forth in the Offer to Purchase, Purchaser expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase, and at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s shares;

9.	Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book–entry transfer prior to the Expiration Date may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

10.	Purchaser has advised the undersigned to consult with the undersigned’s own tax and financial advisors as to the consequences of tendering shares of Common Stock pursuant to the Offer; and

11.	THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned hereby agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated below in the section captioned “Special Issuance Instructions,” please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Issuance Instructions have been given. The undersigned recognizes that Purchaser has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.

Issue:	☐ Check

☐ Certificate(s) to:

Name(s):
(Please Print)

Address:
(Include Zip Code)

(Tax Identification or Social Security Number)

☐ Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Mail:	☐ Check

☐ Certificate(s) to:

Name(s):
(Please Print)

Address:
(Include Zip Code)

(Tax Identification or Social Security Number)

IMPORTANT: STOCKHOLDERS SIGN HERE

(Also Please Complete Substitute Form W-9 Below or Appropriate Internal Revenue Service Form W-8)

X:

X:

Signature(s) of Stockholder(s)

Dated:                     , 200

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of stock certificate(s) as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 6).

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

(Complete Accompanying Substitute Form W-9 or Appropriate Internal Revenue Service Form W-8)

Signature(s) Guarantee

(See Instructions 1 and 6)

Complete ONLY if required by Instruction l.

Your signature must be medallion guaranteed by an Eligible Institution (see Instruction 1).

NOTE: A notarization by a notary public is not acceptable.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned “Special Issuance Instructions” on this Letter of Transmittal), or (b) such shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad–15, each of the foregoing constituting an “Eligible Institution.” In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (800) 487-4870 (Toll Free).

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder to validly tender shares pursuant to the Offer, (a) a Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date, (b) a Letter of Transmittal, properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date and shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date, or (c) the stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Tenders of shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If Purchaser extends the Offer beyond that time, tendered shares may be withdrawn at any time until the extended expiration of the Offer. Tendered shares that have not previously been accepted by Purchaser for payment may be withdrawn at any time after 5:00 p.m., New York City time, on Monday, July 16, 2007. To withdraw tendered shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at the address set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering stockholder, the number of shares to be withdrawn, and the name of the registered holder of the shares. In addition, if the certificates for shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for shares to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of shares tendered by an Eligible Institution). If shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at The Depository Trust Company to be credited with the withdrawn shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded. Any shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary prior to the Expiration Date and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary, in each case within three trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which the New York Stock Exchange is open for business. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all of the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Indication of Price at Which Shares are Being Tendered. For shares to be properly tendered, the stockholder MUST either (1) check the box in the section captioned “Shares Tendered At Price Determined Under The Offer” in order to maximize the chance of having Purchaser accept for payment all of the shares tendered (subject to the possibility of proration) or (2) check the box indicating the price per share at which such stockholder is tendering shares under “Shares Tendered At Price Determined by Stockholder.” Selecting option (1) could result in the stockholder receiving a price per share as low as $6.00. ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A STOCKHOLDER WISHING TO TENDER PORTIONS OF SUCH STOCKHOLDER’S SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH STOCKHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH STOCKHOLDER’S SHARES. The same shares cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to Purchaser of his or her authority to so act.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

7. Stock Transfer Taxes. Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8. Special Payment and Delivery Instructions. If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and/or certificates for any shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

9. Waiver of Conditions; Irregularities. All questions as to the number of shares to be accepted, the purchase price to be paid for shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered shares will be determined by Purchaser, in its sole discretion, and such determination will be final and binding on all parties. Purchaser may delegate power in whole or in part to the Depositary.

Purchaser reserves the absolute right to reject any or all tenders of any shares that Purchaser determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Purchaser’s counsel, be unlawful. Purchaser reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. Purchaser also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender or withdrawal with respect to any particular shares or any particular stockholder (whether or not Purchaser waives similar defects or irregularities in the case of other stockholders), and Purchaser’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. In the event a condition is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender or withdrawal of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by Purchaser. Purchaser will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time Purchaser determines. None of Purchaser, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

10. Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a stockholder surrendering shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on Substitute Form W-9 included below in this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that the stockholder is not subject to backup withholding. If a stockholder does not provide a correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding at the applicable statutory rate (currently 28%).

Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

A tendering stockholder is required to give the Depositary the TIN of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

The box in part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold the applicable statutory rate (currently 28%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.

Some stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign stockholders should complete and sign the main signature form and the appropriate Form W-8BEN, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, or other applicable IRS Form, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

11. Withholding on Non-United States Holder. Even if a Non-United States Holder (as defined below) has provided the required certification to avoid backup withholding, the Depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-United States Holder or such holder’s agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States. See Section 13 of the Offer to Purchase. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI. A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-United States Holder meets those tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

For the purposes of this Instruction 11, a “Non-United States Holder” is any stockholder that for U.S. federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any State or division thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or certain trusts considered U.S. persons for federal income tax purposes.

NON-UNITED STATES HOLDERS MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX AT A 30% RATE ON THE SALE OF SHARES PURSUANT TO THE OFFER, EVEN IF NO SUCH WITHHOLDING WOULD APPLY IF THOSE SAME SHARES WERE SOLD ON THE OPEN MARKET. NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

12. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at its address set forth on the back page of this Letter of Transmittal. Copies will be furnished promptly at Purchaser’s expense.

13. Lost, Destroyed or Stolen Certificates. If any certificate representing shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary at (818) 502-1404. The stockholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

14. Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 3 and 6 of the Offer to Purchase, proration may affect whether Purchaser accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration (because more than the number of shares sought are properly tendered), the minimum number of shares that you designate will not be purchased, Purchaser may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares and check the box so indicating. Upon selection by lot, if any, Purchaser will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of shares pursuant to the offer in such a manner that the purchase will be treated as a sale of such shares by the stockholder, rather than the payment of a dividend to the stockholder, for federal income tax purposes. If you are an odd lot holder and you tender all of your shares, you cannot conditionally tender, because your shares will not be subject to proration. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale rather than dividend treatment. Each stockholder is urged to consult his or her own tax advisor. See Sections 6 and 13 of the Offer to Purchase.

15. Odd Lots. As described in Section 1 of the Offer to Purchase, if Purchaser is to purchase fewer than all shares tendered before the Expiration Date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered and not properly withdrawn by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available unless the section captioned “Odd Lots” is completed.

16. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 13 of the Offer to Purchase.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder or other payee with respect to shares of Common Stock tendered for payment, the stockholder or other payee is required to notify the Depositary of such stockholder’s correct Taxpayer Identification Number, or “TIN” (or the TIN of any other payee), by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such stockholder or other payee is awaiting a TIN), and that (i) such stockholder or other payee is exempt from backup withholding, (ii) such stockholder or other payee has not been notified by the Internal Revenue Service that such stockholder or other payee is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder or other payee that such stockholder or other payee is no longer subject to backup withholding.

What Number to Give the Depositary

The stockholder (or other payee) is required to give the Depositary the social security number or employer identification number of the record holder (or any other payee) of the shares of Common Stock tendered hereby. If the shares of Common Stock are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the surrendering stockholder (or other payee) has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder (or other payee) should write “Applied For” in the space provided for the TIN in Part I, sign and date the Substitute Form W-9, and complete the additional Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% of all payments to such stockholder (or other payee) until a properly certified TIN is provided to the Depositary.

To ensure compliance with Internal Revenue Service Circular 230, Holders are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each Holder should seek advice based on its particular circumstances from an independent tax advisor.

TO BE COMPLETED BY ALL STOCKHOLDERS (OR OTHER PAYEES)

(See Instruction 10)

Payer’s Name: U.S. Stock Transfer Corporation

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number

Part I — Taxpayer Identification Number — For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines.) Certify by signing and dating below.

Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Social Security Number OR Employer Identification Number (If awaiting Taxpayer Identification Number, write (“Applied For”))

Part III — Certification —

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE

“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to a 28% backup withholding tax.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of —

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

4.(b) So-called trust account that is not a legal or valid trust under State law	The owner(3)

5. Sole proprietorship account	The owner

For this type of account	Give the EMPLOYER IDENTIFICATION number of —

6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

7. Corporate account	The corporation

8. Partnership account held in the name of the business	The partnership

9. Association, club, religious, charitable, or other tax-exempt organization	The organization

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives an agricultural program

(1)	List and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used.
(4)	List and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER OF SUBSTITUTE FORM W-9

(continued)

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL dividend and interest payments and on broker transactions include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or in a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN, DATE AND RETURN THE FORM TO THE EXCHANGE AGENT.

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, and 6050A and 6050N and the regulations thereunder.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to the Exchange Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the Exchange Agent discloses or uses taxpayer identification numbers in violation of Federal law, it may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

22nd Floor

New York, NY 10005

Banks and Brokerage Firms, Please Call: (212) 269-5550

All Others Call Toll-free: (800) 487-4870